UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2024
CADENCE DESIGN SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2655 Seely Avenue, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)
(408) 943-1234
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CDNS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement

On August 14, 2024, Cadence Design Systems, Inc. (the “Company”) entered into a $1.25 billion five-year senior unsecured revolving credit facility (the “Facility”) pursuant to a credit agreement (the “Credit Agreement”) with Bank of America, N.A., as a lender and administrative agent, the other lenders and issuing banks party thereto and BofA Securities, Inc., JPMorgan Chase Bank, N.A. and HSBC Bank USA, National Association, as joint lead arrangers and joint bookrunners. The Credit Agreement replaces the Company’s existing revolving credit agreement, dated June 30, 2021 (as previously amended, the “Existing Credit Agreement”), among the Company, Bank of America, N.A., as a lender and administrative agent, and the other lenders party thereto.

Proceeds from the Facility may be used for working capital, capital expenditures and other general corporate purposes. Amounts outstanding under the Credit Agreement will accrue interest at a rate equal to, at the Company’s option, either (1) Term SOFR (as defined in the Credit Agreement) plus a margin of between 0.625% and 1.125% per annum depending on the Company’s debt rating, plus a credit spread adjustment of 0.10%, or (2) base rate plus a margin of between 0.0% and 0.125% per annum depending on the Company’s debt rating. The Credit Agreement includes customary negative covenants that, among other things, restrict the Company’s ability to incur additional indebtedness, grant liens and make certain asset dispositions. In addition, the Credit Agreement contains a financial covenant that requires the Company to maintain a funded debt to Consolidated EBITDA (as defined in the Credit Agreement) ratio not greater than 3.50 to 1, with a step-up to 4.00 to 1 for one year following an acquisition by the Company of at least $250 million that results in a pro forma leverage ratio between 3.25 to 1 and 3.75 to 1.

The foregoing description is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amendments to Loan Agreements

On August 14, 2024, the Company also entered into (i) an amendment (the “Amendment to 2022 Loan Agreement”) to its existing loan agreement, dated September 7, 2022 (the “2022 Loan Agreement”), with Bank of America, N.A., as a lender and administrative agent, and other lenders party thereto, and (ii) an amendment (the “Amendment to 2024 Loan Agreement” and together with the Amendment to 2022 Loan Agreement, the “Amendments”) to its existing loan agreement, dated May 30, 2024 (the “2024 Loan Agreement” and together with the 2022 Loan Agreement, the “Loan Agreements”), with Bank of America, N.A., as a lender and administrative agent, and the other lenders party thereto. The Amendments amend the Loan Agreements to, among other things, adjust the financial covenant such that the Company is required to maintain a funded debt to Consolidated EBITDA (as defined in the applicable Loan Agreement) ratio not greater than 3.50 to 1, with a step-up to 4.00 to 1 for one year following an acquisition by the Company of at least $250 million that results in a pro forma leverage ratio between 3.25 to 1 and 3.75 to 1.

The other material terms of the 2022 Loan Agreement and the 2024 Loan Agreement remain unchanged from those terms included in the 2022 Loan Agreement attached as Exhibit 10.01 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 8, 2022 and the 2024 Loan Agreement attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 3, 2024, respectively.

The foregoing description is qualified in its entirety by reference to the Amendments, which are attached hereto as Exhibit 10.2 and Exhibit 10.3 and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Concurrently with entering into the Credit Agreement, on August 14, 2024, the Company terminated all remaining commitments of the lenders under the Existing Credit Agreement. There were no outstanding borrowings under the Existing Credit Agreement at the time of termination.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1
Credit Agreement, dated August 14, 2024, by and among Cadence Design Systems, Inc., Bank of America, N.A., as a lender and administrative agent, the other lenders and issuing banks party thereto and BofA Securities, Inc., JPMorgan Chase Bank, N.A. and HSBC Bank USA, National Association, as joint lead arrangers and joint bookrunners.

10.2
First Amendment to Loan Agreement, dated August 14, 2024, with respect to that certain Loan Agreement, dated September 7, 2022, by and among Cadence Design Systems, Inc., Bank of America, N.A. and the other lenders party thereto.

10.3
First Amendment to Loan Agreement, dated August 14, 2024, with respect to that certain Loan Agreement, dated May 30, 2024, by and among Cadence Design Systems, Inc., Bank of America, N.A. and the other lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 14, 2024

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ John M. Wall
John M. Wall
Senior Vice President and Chief Financial Officer